S-1/A 1 rjd_s1a.htm FORM S-1/A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RJD Green, Inc.
(Name of small business issuer in its charter)

Nevada	7310	27-1065441
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

1560-1 Newbury Rd. #514
Newbury Park, CA 91324
818-428-1300 telephone
(Address and telephone number of registrant's principal executive offices and principal place of business)

Robert Kepe
President and Chief Executive Officer
1560-1 Newbury Rd. #514
Newbury Park, CA 91324
818-428-1300 telephone
(Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:
Jillian Ivey Sidoti, Esq
PHONE 323-799-1342
FAX 951-224-6675

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.01	705,000	$0.15	$105,750	$7.54
Total	705,000	$0.15	$105,750	$7.54
_____
(1) Registration fee has been paid via Fedwire.

(2)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time

•	Have nominal assets

SUBJECT TO COMPLETION, DATED JUNE 20, 2011
_____________________

PRELIMINARY PROSPECTUS

RJD Green, Inc.

705,000 Shares of Common Stock
Price per share: $0.15
Total cash proceeds if all shares are sold: $0

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $1,812 for the next 12 months  to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan.We have already sent payment to an expert to assist us with DTC eligibility. The Company will not receive any proceeds from the sale of these shares.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2010 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.15 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board or some exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 5 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 20, 2011

Table of Contents

Prospectus Summary	1
Summary Financial Data	4
Risk Factors	5
Use of Proceeds	9
Dilution	9
Selling Security Holders	9
Plan of Distribution and Terms of the Offering	11
Legal Proceedings	12
Director, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	12
Interest of Named Experts and Counsel	13
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	14
Description of Business	14
Reports to Stockholders	23
Management’s Discussion and Analysis	24
Facilities	27
Certain Relationships and Related Party Transactions	27
Market for Common Equity and Related Stockholders Matters	27
Dividends	27
Executive Compensation	28
Reports to Security Holders	29
Index to Financial Statements
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-17

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “RJD Green,” and “RJD” refer to RJD Green, Inc.

RJD Green, Inc. is a development stage company incorporated in the State of Nevada in September of 2009.

RJD Green’s address and phone number is:
        RJD Green Inc.
1560-1 Newbury Rd. #514
Newbury Park, CA 91324
        818-428-1300 telephone

Operating History

RJD Green was founded in 2009 by Robert Kepe who has extensive experience in the real estate field. The purpose of the company is currently working on developing their website at http://rjdgreen.com/ so that consumers, builders, and contractors can find sources of sustainable building contractors, materials, and other “green” product providers.

To date, we have purchased the domain name, researched competition, researched potential advertisers/interested parties, and developed our business plan. We have not engaged a developer, but have independently developed an “out of public view” site to launch as a preliminary step. As we gain more traction, contacts, and become more influentially, we will most likely develop a site that moves away from one type of platform (currently, Wordpress) to a more complex, robust platform that will be able to handle the growth of our operations.

Company Assets

RJD’s principal assets (“Assets”) consisted of cash  totaling $1,048 as of May 31, 2011.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock.  Assuming the Company does not generate any income from its website.  For the period from its inception through the period ending December 31, 2010 and for the nine months ended May 31, 2011 the Company had Gross Revenues of $0. From inception to the period ending May 31, 2011, the Company had Total Operating Expenses of $57,465 , Net Loss of $57,465 , Total Current Assets of $1, 048, Total Assets of $1, 048 , Total Current Liabilities of $ 10,013 , and Total Stockholders’ Equity (Deficit) of ($8,965).

Future Assets and Growth

In the future, the Company hopes to develop our database of contacts and potential advertisers. The Company also hopes to expand its mailing list of potential visitors. The Company will entice visitors to rjdgreen.com by offering free educational information on green building supplies, resources, and trends. They will offer this education through articles, presentations, andvideos. The Company has not yet developed any content. Currently, the Company’s plan is to develop the content in house until they need additional sources of content. It may be that the Company will not produce enough content in a timely manner to keep website visitors interested or returning to the site. If Robert Kepe is unable to dedicate time to this effort, then progress may be stagnated. Furthermore, an increase in capital may increase our ability to launch our site and to increase the amount of content on our site, possibly resulting in greater traffic.

The Company’s site is not yet developed and they hope to have it developed in the near future. They currently have a site on the backend, out of public view. The Company hopes to launch a preliminary site sometime this year with some resources and information for the green building consumer/user.We hope to generate limited future income from our website. However, we cannot provide absolute assurances or estimates of these revenues. The Company had Net Loss of $ 57,465 for the period ended  May 31, 2011. The Company anticipates it may operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated costs to complete, deliver and market our website and operating the businesses going forward including costs for legal, accounting and Transfer Agent services. We believe that the Company will have sufficient capital to operate its businesses over the next twelve (12) months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from our existing assets will be adequate to maintain our businesses.

The internet marketing business is an extremely competitive industry dominated by several very large, fully integrated internet marketing companies. We hope to differentiate ourselves by being in the niche, green building materials market.

Our business model is predicated on the assumption that we can generate multiple revenue streams from various advertising services on our site in the future and for the future. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its services.

The Company currently has one manager, Robert Kepe and no employees.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.15 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $0.15 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception September 10, 2009 through December 31, 2010 and for the period ended May 31, 2011 are derived from our audited and unaudited financial statements, respectively.

	At May 31, 2011	At December 31, 2010

TOTAL ASSETS	1,048	1,812

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	10,013	6,013

TOTAL LIABILITIES	10,013	6,013

TOTAL STOCKHOLDERS’ EQUITY	(8,965)	(4,201)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	1,048	1,812

	For period nine months ended May 31, 2011	For the period September 10, 2009 (inception) through December 31, 2010

Net Costs	$(19,723)	$(52,701)

Net loss	(19,723)	(52,701)

Earnings per share of common stock – Basic	(0.026)	(0.198)

Weighted average shares of common stock – Basic	755,000	266.101

RISK FACTORS

Investors in RJD Green should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the company has not yet developed its website or any products and that substantial development work will be required to develop them.

We are significantly dependent on our sole officer and director, who has limited experience. The loss or unavailability to RJD Green of Mr. Kepe’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Robert Kepe, our sole officer and director. It would be difficult to replace Mr. Kepe at such an early stage of development of RJD Green. The loss by or unavailability to RJD Green of Mr. Kepe’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Kepe could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Kepe, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Kepe we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Kepe has limited experience in framing an online sustainable building material and alternative energy marketing company. The lack of experience in framing an online sustainable building material marketing business could limit or eliminate your return on investment.

As a result of our reliance on Mr. Kepe and his lack of experience in developing an online sustainable building material and alternative energy systems marketing company, our investors are at risk in losing their entire investment. Mr. Kepe intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Kepe to make the appropriate management decisions.

Mr. Kepe is involved with other businesses including other real estate companies and there can be no assurance that he will continue to provide services to us. Mr. Kepe’s limited time devotion of less than 20 hours per month to RJD Green could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Kepe is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Kepe’s ability to work on behalf of our company. Mr. Kepe may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Kepe will devote only a portion, less than 20 hours per month, of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board. Although Mr. Kepe faces time devotion conflicts, none of any of Mr. Kepe’s other businesses present conflicts of interests with the Company and Mr. Kepe will not be faced with choosing to allocate business opportunities between the Company and Mr. Kepe’s other companies.

Because of market pressures from competitors with more resources, we  may fail to implement our business model profitably.

The business of advertising and marketing on the Internet in general is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing solutions developed by us, our competitors, and their advisors. We are looking to develop an online marketplace of green building product providers and services. We look to develop an online database which consumers can search by location, price, and other factors such as material. We hope that these features will set us apart from competition.

We are dependent on the popularity of consumer acceptance of sustainable building and energy efficient materials.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of sustainable building and energy efficient materials.

A drop in the retail price of conventional energy and materials may negatively impact our business.

The demand for our sustainable building materials depends in part on the price of conventional energy and materials, which affects return on investment resulting from the purchase of energy efficient systems and sustainable building materials. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar renewable energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for energy efficient systems to decline, which would have a negative impact on our business. Changes in utility electric rates could also have a negative effect on our business.

The reduction, elimination or expiration of government subsidies and economic incentives for solar energy systems or other energy efficient systems could reduce the demand for our products.

Government subsidies are an important factor in the economic determination to purchase an energy efficient system or sustainable building materials. Certain states, including California and Colorado, localities and utilities offer incentives to offset a portion of the cost of qualified energy systems. These incentives can take many forms, including direct rebates, state tax credits, system performance payments and renewable energy credits, or RECs. The reduction or elimination of such incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the cost of our systems to our customers, resulting in a significant reduction in demand for our energy efficient systems, which would negatively impact our business.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the installation of energy efficient systems, which may significantly reduce demand for our energy efficient systems.

The installation of energy efficient systems and use of sustainable building materials is subject to oversight and regulation under local ordinances; building, zoning and fire codes; environmental protection regulation; utility interconnection requirements for metering; and other rules and regulations. We attempt to keep up-to-date about these requirements on a national, state and local level and must design and install our energy efficient systems to comply with varying standards. Certain cities may have ordinances that prevent or increase the cost of installation of certain energy systems. In addition, new government regulations or utility policies pertaining to the installation of energy efficient systems are unpredictable and may result in significant additional expenses or delays, which could cause a significant reduction in demand for sustainable building materials and energy efficient systems.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of advertising which is intended to generate revenue from sales and advertising, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering will not result in any proceeds to the Company, and thus, additional proceeds will be needed in order to fully implement our business plan. Since our sole officer and director is not taking compensation for his time or talents, we will be able to deploy a modest website with our current resources, but will need to raise additional capital to fully implement our business plan.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We may be considered a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet developed our website. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the requirements of Rule 144(i)(2) are satisfied.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay $16,210 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 705,000 shares of our common stock of which 130,000 shares are held by 28 shareholders of our common stock which sold in our Regulation D offering completed in June 2010. The remaining 575,000 were sold at a price of $.01 per share to various insiders, consultants, family members, and our officer.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  June 20, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Shareholder Name	Address				Shares Owned Prior to Offering	Shares of common stock owned after offering
Alliance Real Estate Development(1) (2)(3)	1560-1 Newbury Rd #180	Newbury Park	Ca	91320	677 ,000	50,000
Mary Kepe(2)	1560-1 Newbury Rd #180	Newbury Park	Ca	91320	1,000	0
Robert Kepe(3)	1560-1 Newbury Rd #180	Newbury Park	Ca	91320	375,000	0

Brady and Kanan Andersen (6)	2388 Calle Allicema	Thousand Oak	Ca	91360	3,000	0

Richard N. Vang(4)	2206 Los Altos Ave	Clovis	Ca	93611	200	0
Anita Vang (4)	2206 Los Altos Ave	Clovis	Ca	93611	200	0
Lei Full Vang (4)	2206 Los Altos Ave	Clovis	Ca	93611	200	0
Rodolfo and Felomina Chapple (7)	14930 Cherry Grove Ct	Tustin	Ca	92780	1,200	0

Frederick and Michele C. Lee (4) (8)	12652 James Ave	Garden Grove	Ca	92843	400	0
Bouachine Souvanna Vong (4)	2606 S. Pacific Ave	Santa Ana	Ca	92704	200	0

Maylo Lee	66 Monserrat Pl	Foothill Ranch	Ca	92610	200	0
Jonathan Lee (4)	3014 S. Thornton St	Santa Ana	Ca	92704	1,000	0
Stephany Lee (4)	3014 S. Thornton St	Santa Ana	Ca	92704	1,000	0
Richard Lee (4)	3014 S. Thornton St	Santa Ana	Ca	92704	1,000	0
Pheng and Nhia Lee (4) (9)	3014 S. Thornton St	Santa Ana	Ca	92704	2,000	0

Anousone Sisomseunh	1405 N. West St	Santa Ana	Ca	92703	200	0
Keomany Sisomseunh	1405 N. West St	Santa Ana	Ca	92703	200	0
Thor Lee (4)	14571 Bowling Green	Westminster	Ca	92683	1,000	0
Ada Maomee Xiong	14571 Bowling Green	Westminster	Ca	92683	1,000	0
Yeu Yang and Yia Ly (10)	14571 Bowling Green	Westminster	Ca	92683	1,500	0
Ka Joua Y. Kha	6330 Patterson Way	Sacramento	Ca	95828	1,000	0

Yengnong Ly	354 N. Cypress Ave	Fresno	Ca	93727	1,000	0
Mai Lor and Toufu Yang (11)	1759 Fiesta Ln	Green Bay	Wi	54302	2,000	0

Winchester Investments (5)	34721 Myrtle Court	Winchester	Ca	92596	10,000	0
TOTAL					705,000	50,000

(1)	Alliance Real Estate is solely owned by our sole officer and director Robert Kepe, and hence, these shares are beneficially owned by Robert Kepe.

(2)	Mary Kepe is the wife of Robert Kepe and hence, the shares held by Mary Kepe are beneficially owned by Robert Kepe.

(3)	Robert Kepe is our sole officer and director.

(4)	These shareholders are the in-laws of our sole officer and director, Robert Kepe.

(5)	Winchester Investments, LLC is managed by David Utley.

(6)	These shareholders are married and thus, beneficially own each other’s shares.

(7)	These shareholders are married and thus, beneficially own each other’s shares.

(8)	These shareholders are married and thus, beneficially own each other’s shares.

(9)	These shareholders are married and thus, beneficially own each other’s shares.

(10)	These shareholders are married and thus, beneficially own each other’s shares.

(11)	These shareholders are married and thus, beneficially own each other’s shares.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.15 until a market develops for the stock. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $16,210.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Robert Kepe is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Robert Kepe	33	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Robert Kepe, President, Secretary/Treasurer, Director and founder of RJD Green, Inc. from inception to present. Robert Kepe began his entrepreneurial career by using OPM to open up his first restaurant, at the age of 18, as the youngest franchisee in the brand’s history, and managed the business to become one of the top grossing stores in the franchise. Robert went on to open other locations and procured the development rights to his key market region.

In the seven years while he owned the restaurants, Mr. Kepe also began his Real Estate investing career. Since then, Robert has been at the top positions of several real estate investment firms he has principled and has enjoyed the following titles of professions: CEO, CFO, treasurer, director, custom home builder, property retailer, property wholesaler, property manager and entrepreneur. Robert Kepe brings more than 10 years experience in creative and conventional real estate acquisition, management, and disposition. From 2002 to 2006, Mr. Kepe independently purchased, rehabbed, and resold homes for profit. From 2006 to 2007,  Robert was the vice president of MZK Properties.  The Company concentrated on purchasing single family homes for rehab and resale. From 2007 to 2008, Mr. Kepe was on the board of directors of Gatekeeper Financial, Inc. Since 2009, he has served as the CFO and presidentof Wealthpoint Equity Ventures Group, Inc.

Mr. Kepe is the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 705,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Robert Kepe, President, CEO, and Treasurer(2)	727,000	96.29%	6.62%
All Directors, Officers and Principal Stockholders as a Group	727,000	96.29%	6.62%
_____________
1.)	The address of each shareholder is care of RJD Green, Inc. 1560-1 Newbury Rd. #514 Newbury Park, CA 91324, unless otherwise stated.
2.)	Alliance Real Estate Development is the holder of 351,000 shares of stock of which, Mr. Kepe is a beneficial owner. 1,000 of these shares are held by Mary Kepe, Mr. Kepe’s wife.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 75,000,000 Shares of common stock, $0.001 par value per Share Common Stock.

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. Currently we have 755,000 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are currently not authorized to issue shares of preferred stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter  bulletin board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Stan J.H. Lee, CPA to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jillian Ivey Sidoti will be paid 10,000 shares of stock for services rendered relating to this S-1 registration statement.

 DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of RJD Green will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

RJD Green is a development stage company incorporated in the State of Nevada in September 2009. We were formed to engage in the business of advertising and marketing service green building supplies, green builders, appliances, and other green technologies for home building. During our initial year of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, we are in the process of expanding our website, which upon completion will address the aspects of our business concept as set forth below. We commenced our business operations in April 2010 through the posting of the initial page of our website (www.rjdgreen.com). We currently have nothing posted at rjdgreen.com. We are working on developing the site on the backend, out of public view. We initially will most likely, have a simple wordpress format prior to actual deployment of a fully functioning site.

We are attempting to build www.rjdgreen.com into an Internet based directory for green service providers and building products for consumers and professional in addition to a comprehensive consumer information website. Our principal goal is to earn revenues by uniting buyers and sellers of green building supplies for residential real estate in the United States. In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the Internet for a green building products directory and consumer information facility will provide us a base for operating our company. We registered the domain name www.rjdgreen.com, and have developed a preliminary website that is not published for public view as it is not updated fully. We expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website during the thirdquarter of 2011.

2. Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to businesses. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, link sharing programs and search engine placements. We most likely will provide free space to larger retailers for a short period of time to attract interest in the availability of advertising space on our site. We will offer free space and resources until we build up a database of qualified leads and also are better known to our potential customers. After search engine optimization is in place as well as social networking functions, we will begin to offer our advertising opportunities at various levels. We expect this to take place in the first quarter of 2012.

3. Develop and implement a comprehensive consumer information website – In addition to providing consumers with a directory of green building product and service providers, we intend to develop a consumer information website. This consumer information website is intended to let shoppers research the most detailed information regarding green building technologies.

We have limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;

•	Creation of our initial website, www.rjdgreen.com

•	Research of our competition;

•	Development of our business plan

•	Research of software to assist us in our anticipated website development; and

•	Establishment of listing criteria.

Business of Issuer

We are developing an online directory for retailers of green building products, supplies, and services aimed at consumers. We believe that by limiting our directory that we stand a better chance of developing a marketplace for that is targeted to a specific set of advertisers. Upon completion of our website, RJD Green is intended to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service that supports a searching experience in which sellers highlight various green building products for sale in various location.

One stop at www.rjdgreen.com is intended to let consumers research online before making the actual purchase of green products, supplies or services. We are designing our website, and browsing experience to let shoppers research detailed product information including carbon footprint and cost savings information. Consumers will be able to write reviews of various products on our site.

We intend to be an Internet destination and directory in the United States for consumers seeking information regarding green products, supplies, and services for building. We intend to utilize the power of the Internet to aggregate in a single location an extensive network of industry participants and a comprehensive database of product information to create a directory that is local, regional and national in nature.

Based upon our business model, we intend to provide significant benefits to retailers, consumers and other industry participants by enabling them to advertise interact and learn with what we believe is a significant online consumer audience related to green products and technology.

Upon completion, we intend our website to allow consumers to effectively navigate a large database of green providers in the United States, thereby optimizing their ability to find green providers of their choice in their chosen geographic area. We also intend to provide one of the most comprehensive sources of consumer green product and service information.

Our business model is being built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We anticipate generating our revenues primarily from fees from green product and service sellers. We also intend to generate revenues from advertising from companies interested in reach an environmentally conscious audience.

Inefficiencies of Traditional Advertising Methods

There is a highly fragmented system of advertising and promotional methods are typically able to reach only consumers in a limited local or regional geographic area for green products. Traditional mass advertising media, such as newspapers, radio or television, are also inefficient because they reach many consumers who are not consumers of green products and  they do not provide a means to target advertising to consumers who are likely to purchase based upon their individual preferences and interests. Moreover, the costs associated with traditional mass advertising typically rise every year, generally without attendant increases in the size or precision of the audience delivery.

For the consumer, the process researching locations to buy green products is generally viewed as an inefficient process. Consumers historically have not had access in a single, centralized location to the information needed to research and evaluate green product purchasing decisions.

The Online Green building product Opportunity

Because of the size and fragmented nature of the green building material and sustainable energy industries and their reliance on the exchange of information, the Internet provides an efficient platform for retailers to aggregate and disseminate information to consumers as well as to expose consumers, dealers, and builders to an extensive range of buying opportunities. Compared with traditional media, the Internet provides significant advantages to retailers and dealers of green building products in that they have the ability to target local buyers more cost-effectively, differentiate their products and services more effectively and expand the size of their market to reach potential consumers beyond their normal trading area.

We believe that consumers are increasingly using the Internet when making purchase decisions about green building products because of the inadequacy of available information from other sources and the convenience of searching a database of aggregated green building product supplier information from the privacy of their home or office. While the Internet substantially increases the amount of information available for researching and evaluating green product purchasing decisions and choices, this information is often not aggregated at a central, organized source.

Our Solution

We believe that by providing a marketplace on the Internet where dealers and consumers of green building products can meet in a single location will deliver significant value. A powerful Internet marketplace can provide national chains, sellers, resellers, and other providers of green products and services and national advertisers an effective environment for reaching an economically and geographically diverse group of targeted consumers who have expressed an interest in green building product information by logging onto our website. Our website is being designed to provide consumers with a "one-stop" destination that incorporates all aspects of content related to green building products.

Significant Benefits to Retailers

If we are able to structure our website the way we envision the website in our business plan, then we believe we will provide significant benefits to consumers such as:

Significant Benefits to Consumers

We expect that our website will become a consumer destination for green building materials and suppliers. We will allow consumers to compare prices and services of various green product retailers in their areas.

•	Online Consumer Audience. We believe we can offer retailers a single point to reach consumers nationwide Who are interested in purchasing green building products for immediate consumption.

•
Low Cost and Flexible Services. We intended to offer services to retailers on a local, regional or national basis. They will be able to post ads and directions to their outlets quickly and at a cost lower than traditional media.

•	Wide Range of Listing and Advertising Products. We believe we will offer a host of products aimed at environmentally developers and builders. We will also offer our customers

	o	enhanced listings, similar to bold listings in the Yellow Pages;

	o	inventory pages, which enable visitors to view entire inventory of green building products;

	o	website links, own website;

	o	website design and hosting, which provide retailers with their own website

	o	banner advertising, Web page as it is being viewed by a potential buyer determined by search criteria, including geography, material type, energy uses, and pricing

•
Access to Database of Consumer Buying Trends. Based upon the design of the software we intend to employ, we will have gathered Data that will show where green building products are most likely to be purchased and in which part of the country.

•
National Advertisers. By utilizing the wide range of targeted marketing offerings of RJD Green, national advertisers may be able to gain exposure to a targeted group of environmentally friendly -minded consumers at the moment when these consumers are directly engaged in a search for information regarding green building products and services on our website. We intend to establish national advertising accounts with the green product industry, however at this time no such contact has been established.

STRATEGY

Our objective is to build and maintain an online directory for facilitating transactions between retailers and green builders and consumers of green building supplies and services. We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services and Content Offerings

We anticipate offering products and services such as expanded advertising and promotional opportunities, forms of enhanced listings, product provider website services, and information related to the benefits of green building products. We also plan to enhance and expand the selection criteria of our customer-driven search tools by allowing searches to pinpoint even more effectively the green building product of the consumer's choice. We currently do not have the required software to provide for the type of searches we anticipate; however we have commenced the evaluation process.

We intend to further integrate content offerings with our search and purchase functions by deploying new enhanced versions of our website thereby further establishing ourselves as a comprehensive, independent destination for green building product information and encouraging repeat user visits. Additionally, we intend to broaden the resources available to consumers by developing relationships with other leading green product content providers working in environmentally friendly areas of building.

•	Increase Brand Awareness and Consumer Traffic

We believe that building consumer and dealer awareness of the rjdgreen.com brand and the products and services that we offer is critical to our effort to build an online sustainable building material and alternative energy marketing company whereby we provide information regarding green products and services. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic Internet portals and websites. Our strategy is to further increase our brand awareness and website traffic through advertising efforts encompassing online advertising methods and appearing at select trade shows for consumer green products.

•	Leverage Our Business Model

Our business model revolves around facilitating the interaction between buyers and sellers of environmentally responsible building through the use of green building products. By combining an expansion of consumer traffic to our website with an expansion of the size and information content of our listing database, we expect to continue to experience rapid growth in the generation of leads for suppliers and other industry participants. We are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

	•	placement and advertising fees from sellers and dealers of green building products;

	•	revenue from facilitating e-commerce transactions for aftermarket products);

	•	Fees from national advertising programs, promotions and services.

Services to Consumers

We intend to offer consumers a "one-stop" shopping website with all of the information and tools a consumer needs to purchase green building products for their cars.

Product Provider Search, Selection and Listing.

Our proposed website will make the green product supplier search, selection and listing process easy by providing a searchable database of product provider listings, a user-friendly online forms and access to maps and directions. More specifically, we intend to provide consumers with the following services:

Services to Other Industry Participants

We intend to offer vendors of green products and services the ability to reach purchase-minded, or service minded consumers on our website in order to capture sales opportunities for which we receive commissions and advertising fees. Our focus will be on industry participants selling products dedicated to environmentally responsible building.

•
Searchable Product Provider Listings. Search our database by city, state, zip code and geographic location and obtain contact information such as e-mail addresses, telephone numbers and maps with directions.

•	"Product FAQs” Lean about the different types of green building products for your home

•
Product Information and Consumer Tools. Our website will help consumers select the right building materials and sustainable products for their building type, individual preferences, price parameters and geographic location. We intend to provide consumers with expert reviews and advice relating to the green market. More specifically, we anticipate providing consumers with the following services:

•	Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which materials and produces best fit the consumer's desires, needs and budget.

•	Product Reviews and Comparisons. Review products from such leading material and product providers and other consumers.

•	Pricing Guides. A guide to prices for green building products.

Aftermarket Goods and Services

Advertising. If we are successful with our website, we intend to provide national and regional industry participants, who sell aftermarket goods and services, with an effective, efficient and accessible website on which to promote their products and services.

Technology

In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software, such as that provided by SAS. The system will be required to maintain operational data records regarding service and product providers.

The system will be required to have the capability to provide building supplier sellers, builders, advertisers and vendors with online access to information relevant to their business. For example, these vendors should be able to access an www.rjdgreen.com extranet Dealers.rjdgreen.com to manage their products and services by adding, modifying or updating their listings, as well as uploading pictures or text.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or router failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases. These systems are expensive and cause us a capital outlay which we currently do not have.

Milestones

To date, we have organized our company and obtained the domain www.rjdgreen.com. Other than this, we have not accomplished any other milestones. Below is an outline of the milestones we expect to reach in the next 12 months.

We are currently researching software platforms on which to develop our website. We are also researching whether we will use American or foreign developers. Foreign web developers have the advantage of being more affordable, but possible communication barriers may not make this the most efficient choice. We will look to outsourcing websites such as ODESK.com for potential foreign developer candidates.

July 2011 – identify web developers to develop a database that will be searchable by geography, price, services, and materials. This will be the main portion of our website and essential for selling advertising space. We expect this development portion to be the most costly in the implementation of our business plan, but not to exceed $10,000. We believe once the site is fully developed we will be able to immediately start generating revenues. In the event we are unable to pay for this, we will deploy our Wordpress based site which will cost us a minimal amount of money and may be deployed with resources the Company already has. A Wordpress based site is not as comprehensive as other database driven sites, but is easy to implement, update and use, even for a novice web developer or blogger.

July 2011 – Develop a price list for premium listings and banner advertising on the site.

August 2011 – invite vendors to populate the database with their information, products, service areas, and other pertinent information. Listing in the database will be free, but premium listings and other advertising on the website such as banner advertising and featured vendors will generate revenues for the Company.

September 2011 – Develop content for the website such as articles, manuals, and blogs that would be of interest to the green building material consumer. These articles may also include information on “green cities” and areas. Some articles may also address government incentives for using green building materials and sustainable products. We will also use RSS feeds to provide content to our website. RSS (most commonly expanded as Really Simple Syndication) is a family of web feed formats used to publish frequently updated works—such as blog entries, news headlines, audio, and video—in a standardized format. An RSS document (which is called a "feed", "web feed” or "channel") includes full or summarized text, plus metadata such as publishing dates and authorship. Web feeds benefit publishers by letting them syndicate content automatically. They benefit readers who want to subscribe to timely updates from favored websites or to aggregate feeds from many sites into one place. RSS feeds can be read using software called an "RSS reader", "feed reader", or "aggregator", which can be web-based, desktop-based, or mobile-device-based. A standardized XML file format allows the information to be published once and viewed by many different programs. The user subscribes to a feed by entering into the reader the feed's URI or by clicking a feed icon in a web browser that initiates the subscription process. The RSS reader checks the user's subscribed feeds regularly for new work, downloads any updates that it finds, and provides a user interface to monitor and read the feeds. RSS allows users to avoid manually inspecting all of the websites they are interested in, and instead subscribe to websites such that all new content is pushed onto their browsers when it becomes available. We will also provide our content via RSS feeds to drive additional traffic to our site.

Ongoing, 2011 - we plan to deploy the website by back-linking, search engine optimization, and other various marketing methods. In basic link terminology, a backlink is any link received by a web node (web page, directory, website, or top level domain) from another web node. Backlinks are also known as incoming links, inbound links, inlinks, and inward links. Search engine optimization (SEO) is the process of improving the visibility of a website or a web page in search engines via the "natural" or un-paid ("organic" or "algorithmic") search results. Other forms of search engine marketing (SEM) target paid listings. In general, the earlier (or higher on the page), and more frequently a site appears in the search results list, the more visitors it will receive from the search engine. SEO may target different kinds of search, including image search, local search, video search and industry-specific vertical search engines. This gives a website web presence.

Once our website is fully operational, we intend to use other forms of marketing and advertising to drive traffic to our site via direct mail and opt-in email campaigns. Throughout the year, we will continuously update our website with new educational information and blog postings for our visitors.

December 2011 – We expect that we will make use of Google Adsense until we are able to sell all of the available ad space on our web site (which may be never. We may always utilize the services of Google Adsense.) We will be paid for displaying targeted Google ads on our site. We will be able to customize these ads to match our site’s look and feel. Adsense will allow us to track our success online.  We will also look to use the services of affinityclick.com   and simply.com. We hope to only use these services, however, until the end of September 2011 at which time we hope be selling all spaces on our site ourselves without the middle man costs of these outside services.

January 2012 – Development of “live” events and conferences where industry experts will be invited to speak on green technology and resources that effect the real estate industry in 2012. Vendors will be invited (for a price) to come and showcase their services and products to consumers of such products and services. This portion of our business has not been fully researched or developed as we are currently concentrating on the development and planning of our core business, our website.

Competition

We will compete against a variety of websites offering similar content.  Barriers to entry on the Internet are relatively low; however, most other websites do not currently offer our proposed unique blend of product provider listings, green products and services and relevant content offerings. We anticipate facing significant competition in the future from new websites that offer the same emphasis on environmentally responsible building and services and existing websites that introduce competing services. We currently do not have a developed website nor are we generating any revenues, thus we do not effectively compete with those sites that may someday, be our competition. We also lack financial resources that limit our ability to compete against other websites offering similar content.

Advertising Media

Our product and service listing services, when available, will compete against a number of websites that offer both information and product information featuring suppliers and sellers. We will also be competing with traditional media companies such as newspapers (print magazines specializing in environmentally responsible lifestyles.).

Products and Services

Our proposed green technology e-commerce service offerings will, upon completion, compete against a verity of Internet and offline green technology companies. There are a number of websites that offer green technology products and services, some of which have substantial green product listings and shopping information. We will also face competition indirectly from traditional offline stores that offer green products and services similar to those proposed to be on our website.

Content Offerings

Our content offerings will compete with both Internet and offline content providers. There are a number of websites that provide content related to environmentally responsible living. In addition, print content providers such as magazines, books and newspapers also provide similar content.

We believe that the principal competitive factors in attracting vendors, suppliers, and advertisers should include:

•	a large volume of website consumer traffic;

•	an awareness of brand and brand loyalty;

•	the demographics of environmentally responsible consumers; and

•	the cost effectiveness of advertising on a website, including the ability to target advertising to specific audiences.

We believe that the principal competitive factors in attracting consumers to our website are:

•	breadth and depth of green building product provider listings;

•	brand awareness and loyalty;

•	ease of use;

•	website functionality, responsiveness and information;

•	a positive browsing experience for the consumer; and

•	quality of content, other service offerings and customer service.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Robert Kepe, who is also our sole officer and director. Other than the activities related to the Company, Mr. Kepe is the principal in multiple companies that invest in real estate, specifically single family residences. Mr. Kepe is actively involved in purchasing, rehabbing, and reselling single family properties. We look to Mr. Kepe for his entrepreneurial skills and talents. It is Mr. Kepe who provided us our business plan. For a discussion of Mr. Kepe’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Kepe will coordinate all of our business operations. Mr. Kepe has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Kepe is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer tofile annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

RJD Green, Inc.  a Nevada company, is a development stage company incorporated in the State of Nevada in September 2009. We were formed to engage in the business of marketing and promoting green technologies, services, appliances, building materials and other green products suitable for residential buildings through our online website, (www.rjdgreen.com.). In April 2010, we commenced our planned principal operations, and therefore have no significant assets. To date, we developed our business plan and secured a developer for the initial website design and have launched a preliminary site focused on green building materials and green technologies for the edification of builders, consumers, architects, and other residential building professionals. We intend to generate revenues from advertising.  We need to build out our website in greater detail to focus on specific local markets. Additionally, we need to complete a database and search function on our site to highlight specific cities and states that have high concentrations of those consumers seeking green technology, appliances and building supplies for their homes. In the next 12 months we plan to take the following steps:

•
Hire web developers to develop our database driven website. We may look to overseas developers to save on costs. We believe this will be the most expensive aspect of our business and will cost us no more than $10,000 to fully develop our website and deploy it. We believe once the site is fully developed we will be able to immediately start generating revenues.In the event we are unable to pay for this, we will deploy our Wordpress based site which will cost us a minimal amount of money and may be deployed with resources the Company already has.

•
Once the database portion of our website is developed and functional, we will invite green building product and services providers to populate the database with their information including location, products, prices, and other general, searchable information.We expect the marketing efforts to find such service providers to cost us approximately $1,500. We will outsource this type of work.

•
In the third quarter of 2011, once our site is fully developed, we expect to start reaching out to vendors of products and services to offer them premium listings and banner advertising opportunities.We will also use freelance, foreign workers for this effort. We expect this to cost us approximately $3,000.

•
While we are attempting to sell ad space on our site, we will use the services of Google Adsense, infinityclick.com, and simply.com for the purposes of generating revenue. (See our “Description of Business” for more information)

•	We expect to start generating minimal revenues by the end of the fourth quarter of 2011.

•	We will most likely look to our sole officer and director for additional capital in the form of a loan.

•
Once our website is fully developed (expected at the beginning to mid 3rdquarter of 2011), we will begin developing content for our website to drive traffic to the website. Such content may include blogs, articles, videos and other sources of information for the green building material and service consumer.We will develop most of this content in house even if we do raise additional funds and all of this content in house if we do not raise additional funds. If we do raise additional funds, we expect to pay approximately $100 per article or video of content with new content every weekday. We will also provide a platform for those who would like to provide content in the way of articles and videos for free to our in exchange for the exposure to their company, product, or service.

•
We will utilize backlinking and SEO (see “Description of Business”) to drive additional traffic to our website. We will most likely utilize the services of overseas service providers via a site such as odesk.com as this is a more affordable solution.Costs of this service can be as little as $2.50 per hour or $100 per week. We would pay for this for approximately 8 weeks or $800.

•
We will look to trade ads with other websites that are complementary to our site in order to market our site and services.We will budget for these costs depending on how much additional capital is raised. If no other capital is raised, we will most likely forgo any such opportunities until we commence generating revenues.

•
By the end of 2011, we will look to developing other sources of revenue other than our website in 2012 such as trade conferences and seminar where providers of such green building products and services will be able to showcase their products and services.

     Since our inception in September 2009 to May 31, 2011 , we have not generated any revenues and have incurred a net loss of $57,465 . During this time, we incurred costs related to our incorporation, bank fees, legal fees, and accounting fees, and other professional fees amounting to $57.465 . Hence, we incurred operating expenses of $57,465 (inclusive of professional fees) resulting in a cumulative loss of $57,465 . Until April 2010, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business. We believe that sales revenue, loans from our officer, and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. We may sell additional shares in a private offering or other offering if we are unable to obtain funds from another source such as a shareholder loan. If sufficient funds cannot be raised, none of the Company’s plans may be implemented. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

For the period ended December 31, 2010 and for the nine months ended May 31, 2011

There were no revenues for the period from inception to December 31, 2010 nor for the period ended May 31, 2011.

The company did not pay nor recognize any interest expense for the periods ended December 31, 2010 and May 31, 2011.

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. To date, our attorney has provided services in exchange for a nominal fee, but there is no guarantee that this will continue and thus, we may be financial distressed because of the costs associated with being a public company. We will also incur fees for audits and reviews so that we can file the proper 10q’s and 10k’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company has $1, 048 i n cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Kepe or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

In the past, Mr. Kepe has provided any cash needed for operations, including any cash needed for this Offering. To date, Mr. Kepe has lent the Company $3,513. Mr. Kepe intends to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering, but has no obligation to do so. The Note that Mr. Kepe currently has with the Company is a non-interest bearing, unsecured, and has no term of repayment.

If Mr. Kepe is unable to lend additional funds to the Company in the event that Company needs additional funds, we may need to deploy a plan to sell additional shares or look to a third party to lend funds to the Company. If the Company is to borrow funds from a third party, the terms and conditions of such a loan will most likely not be on terms as favorable as the terms offered by Mr. Kepe in the past. If we are unable to address our liquidity issues, there is a great chance that the Company will not have adequate funding to continue its business plan and will thus, fail.

We will require as much as $10,000 in order to develop and deploy our website so that it may start generating revenues. $10,000 will allows us to develop our site enough so that it may be launched for public view, to do implement search engine optimization, and put forth some marketing efforts. $10,000 will be enough to fund our operations for the next 12 months, so long as we keep our operations to a minimum and are able to generate revenues.  We currently only have $1,812.Therefore, the cash currently available to us may not enable us to develop the site to the state in which it will optimally be able to generate revenues. If we are to generate revenues prior to needing any additional funding, we will immediately reinvest such revenues into further development our site and deployment of our business plan.We believe that the cash we have available will sustain us for approximately three (3) more months so long as we continuing operating in the manner that we are currently operating.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of  May 31, 2011 , we have issued 755,000 shares of our common stock to various shareholders and our manager, Robert Kepe, in exchange for cash of and services.  Specifically, Mr. Kepe received 275,000 shares in exchange for services relating to our organization, and development or our business plan worth approximately $27,500. Mr. Kepe, via Alliance Real Estate, Inc, purchased 50,000 shares at $.10 per share for a total of $5,000 in order to further capitalize the Company on September 27, 2010.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 1560-1 Newbury Rd #180, Newbury Park, CA. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Kepe, our sole officer and director, and our employee provides us a facility in which we conduct business on our behalf. Mr. Kepe does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Kepe to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Kepe, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During July of 2010, Mr. Kepe received 100,000 shares of common stock, at a price of $0.001 per share. He received an additional 275,000 shares at a value of $27,500 in connection with his services related to the development of our business plan and organizational services related to the Company and this Offering. Mr. Kepe is the sole officer, director, and promoter of RJD Green and developed the business plan.

Mr. Kepe currently holds a promissory note with the Company for lending $3,513 to the Company for operating expenses. The promissory note does not have a term of repayment, is non-interest bearing, and is unsecured.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;

•	earnings;

•	need for funds;

•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and

•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Robert Kepe from inception (September 15, 2009) to  May 31, 2011.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

Robert Kepe,	2009	$-0-	-0-	-0-	-0-	-0-
President, Secretary Treasurer	2010	$-0-	-0-	-0-	$27,500	-0-
	2011	$-0-	-0-	-0-	-0-	-0-

Mr. Kepe has not received any monetary compensation or salary since the inception of the Company. Mr. Kepe has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations. He has received 275,000 shares of restricted stock in exchange for his services in 2010.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to RJD Greens, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

RJD Green did not grant any stock options to the executive officer during the most recent fiscal period ended  May 31, 2011. RJD Green has also not granted any stock options to the Executive Officers since incorporation .

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Kepe has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Worldwide Stock Transfer, LLC 433 Hackensack Avenue - Level L, Hackensack, NJ 07601.

REPORTS TO SECURITY HOLDERS

RJD Green, INC. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

RJD GREEN INC.
FINANCIAL STATEMENTS

Stan J.H. Lee, CPA
 2160 North Central Rd, Suite 209 *  Fort Lee *NJ 07024
P.O. Box 436402 *San Diego  * CA * 92143

619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors  and management of RJD Green Inc.

We have reviewed the accompanying consolidated balance sheet of RJD Green Inc..  as of May  31, 2011, and the related  statements of operations, changes in stockholders’ equity and cash flows for the 9-months  then ended. These financial statements are the representation of the management .

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) , the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company has not established sufficient source of revenue to cover its operating costs and losses from operations  raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Stan J.H. Lee, CPA
__________________
Stan J.H. Lee, CPA

June 13, 2011
Fort Lee, NJ 07024

RJD Green Inc.
( a Development Stage Company)
Balance Sheet
	As of
	May 31, 2011	August 31, 2010
	(Unaudited)	(Audited)
Assets:

Current Assets:

Cash	$1,048	$11,771

Total Assets	$1,048	$11,771

Liabilities and Shareholders' Equity:

Current Liabilities:

Accrued expense	$2,500	$2,500
Payable to a related party	7,513	3,513

Total Liabilities	10,013	6,013

Shareholders' Equity;

Common Stock, 75,000,000 shares authorized ( par value $.001) and 755,000 shares issued and outstanding as of May 31, 2011 and 705,000, August 31, 2010	755	705
Paid in capital	47,745	42,795
Deficit during the development Stage	(57,465)	(37,742)

	(8,965)	5,758
Total Liabilities and Shareholders' Equity	$1,048	$11,771

The accompanying notes are an integral part of these financial statements.

RJD Green Inc.
( a Development Stage Company)
Statement of Operations (Unaudited)

	9-months period ended May 31, 2011	Cumulative from Sept 10, 2009 ( the date of inception) to May 31, 2011

Revenue	$-	$-

Operating Expenses:

Organization Fees	-	2,938
Filing Fees	362	785
Legal and audit	3,532	6,332
Professional Services	15,713	19,748
Service paid in stock		27,500
Bank Fees	116	162

	19,723	57,465

Total Operating Expenses:	19,723	57,465

Income ( Loss) before income taxes	(19,723)	(57,465)

Provision for income taxes	-

Net loss	$(19,723)	$(57,465)

Net loss per share ( basic and diluted)	$(0.026)	(0.117)

Weighted average common shares ( basic and diluted)	755,000	491,385

The accompanying notes are an integral part of these financial statements.

RJD Green Inc.
( a Development Stage Company)
Statement of Shareholders' Equity
From September 10, 2009 ( the date of inception) to May 31, 2011

	Number of Common Shares	Amount	Additional Paid-In Capital	Deficit Accumulated during development stage 9/2009-12/2010	Total

Pre-Inception Balance	-	$-	$-	$-	$-

Common Stock Issued for Cash
$.01 per share, Oct 2009	200,000	200	1,800	-	2,000

Stock issued for service, April 2010	275,000	275	27,225	-	27,500

Common Stock Issued for Cash
$.01 per share., May 2010	100,000	100	900		1,000

Common Stock Issued for Cash
$.10 per share, August 2010	130,000	130	12,870	-	13,000

Net Loss for the Period	-	-	-	(37,742)	(37,742)

Balance as of August 31, 2010 (Audited)	705,000	705	42,795	(37,742)	5,758

Common stock issued for Cash @ $.10 per share, Sept 2010	50,000	50	4,950		5,000

Net loss for the period ( 9-months ended May 31, 2011)				(19,723)	(19,723)

Balance as of May 31, 2011 (Unaudited)	755,000	$755	$47,745	$(57,465)	$(8,965)

The accompanying notes are an integral part of these financial statements.

RJD Green Inc.
( a Development Stage Company)
Statements of Cash Flows (Unaudited)

	9-months period ended May 31, 2011	From September 10, 2009 ( the date of inception) to May 31, 2011
Cash Flows From
Operating Activities	-

Net loss	$(19,723)	$(57,465)

Adjustments to reconcile net income (loss)
to net cash (used in) operations
Common stock issued for service rendered		27,500

Changes in operating assets and liailities
Increase (decrease) in accrued expense	-	2,500

Net Cash provided by (used in) operations	(19,723)	(27,465)

Cash Flows From
Investing Activities

Net cash provided by investing activities	-	-

Cash Flows From
Financing Activities

Issuance of Common Stock	5,000	21,000
Borrowing from a related party	4,000	7,513

Net cash provided by financing activities	9,000	28,513

Net increase (decrease)	(10,723)	1,048

Cash at the Beginning of the Period:	11,771	-

Cash at the End of the Period	$1,048	$1,048

Noncash investing and financiaing activities:
Common stock issued for services rendered	$-	$27,500

Supplemental Disclosures of
Cash Flow Information

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

RJD GREEN INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011

1.  UNAUDITED INFORMATION

The  balance sheet of RJD Green Inc. . (the “Company”) as of May 31, 2011, and the statements of operations, shareholders’ equity and cash flows for the nine -month period ended May 31, 2011  have not been audited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) which are necessary to properly reflect the financial position of the Company as of May 31, 2011, and the results of operations for the nine-months ended May 31, 2011.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading.  Interim period results are not necessarily indicative of the results to be achieved for an entire year.  These financial statements should be read in conjunction with the financial  statements and notes to financial statements included in the Company’s financial statements as filed on Form S-1  for the fiscal year ended August 31, 2010.

NOTE 2 - ORGANIZATION AND DESCRIPTION OF BUSINESS

RJD Green Inc. (the "Company") was incorporated  under the laws of the State of Nevada  on September 10, 2009 and has been inactive since inception. The Company intends to serve as an Internet based e-commerce venture.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any  revenue  from  operations  since  inception. Accordingly, the  Company's  activities  have been  accounted for as those of a "Development  Stage  Enterprise"  as set  forth in ASC 915,  "Development  Stage Entities."  Among the disclosures required by ASC 915, are that the Company’s financial  statements be identified as those of a development stage company, and that the statements of operations,  stockholders' equity and cash flows disclose  activity  since the date of the Company's  inception.  The Company has elected a fiscal year ending on August 31.
The interim audited financial  statements included in this document have been prepared on the  same  basis  as the  annual  financial  statements  and in  management's opinion,  reflect  all  adjustments,  including  normal  recurring  adjustments, necessary  to  present  fairly  the  Company's  financial  position,  results of operations  and cash flows for the  interim  periods  presented.

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that affect the amounts  reported in the  financial statements  and  accompanying  notes.  Actual  results  could  differ from those estimates.

The  Company's   financial   statements  have  been  prepared  using  accounting principles  generally  accepted in the United States of America  applicable to a going concern which  contemplates  the  realization of assets and liquidation of liabilities  in the normal  course of  business.  The Company  has  historically incurred losses,  which raises  substantial doubt about the Company's ability to continue  as a going  concern.  The  accompanying  financial  statements  do not include any adjustments  relating to the  recoverability  and  classification of asset carrying  amounts or the amount and  classification  of  liabilities  that might result from the outcome of this uncertainty.

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a August 31 year-end.

USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting  principles  accepted  in  the  United  States  of  America  requires management to make estimates and assumptions that affect the reported amounts of assets and  liabilities  and disclosure of contingent  assets and liabilities at the date of the financial  statements  and the reported  amounts of revenues and expenses  during  the  reporting  period.  In the  opinion  of  management,  all adjustments  necessary in order to make the financial  statements not misleading have been included. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In April 2009,  the FASB issued FASB ASC  825-10-50 and FASB ASC 270 ("FSP 107-1 AND APB 28-1 Interim  Disclosures  About Fair Value Of Financial  Instruments"), which  increases the frequency of fair value  disclosures  to a quarterly  basis instead of on an annual basis.  The guidance  relates to fair value  disclosures for any financial  instruments  that are not currently  reflected on an entity's balance  sheet at fair value.  FASB ASC 825-10-50 and FASB ASC 270 are effective for interim and annual  periods ending after August 31, 2010. The adoption of FASB ASC  825-10-50  and FASB ASC 270 did not have a  material  impact on  results of operations, cash flows, or financial position.

CASH EQUIVALENTS

The Company  considers  all highly  liquid  investments  with  maturity of three months or less when purchased to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured.   Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

STOCK-BASED COMPENSATION

We account for non-employee  stock-based compensation in accordance with ASC 718 and ASC Topic 505 ("ASC  505").  ASC 718 and ASC 505 require  that we  recognize compensation   expense  based  on  the  estimated   fair  value  of  stock-based compensation  granted  to  non-employees  over  the  vesting  period,  which  is generally the period during which services are rendered by the non-employees.

INCOME TAXES

Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10  "Accounting  for Income Taxes." This statement  requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes  reflect the net tax effects of temporary  differences  between the carrying amounts of assets and liabilities for financial  reporting purposes and the amounts used for income tax reporting  purposes,  at the applicable  enacted tax rates. The Company provides a valuation  allowance  against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.  There were no current or deferred  income tax expenses or benefits  due to the Company not having any material  operations  for the period from September 10, 2009 (Inception) through December 31, 2010.

BASIC EARNINGS (LOSS) PER SHARE

Earnings per share is computed in  accordance  with the  provisions of Financial Accounting  Standards (FASB) Accounting  Standards  Codification (ASC) Topic 260 (SFAS No.  128,  "Earnings  Per  Share").  Basic net income  (loss) per share is computed using the  weighted-average  number of common shares outstanding during the period.  Diluted  earnings per share is computed using the  weighted-average number of common  shares  outstanding  during the period,  as  adjusted  for the dilutive effect of the Company's outstanding  convertible shares using the "if converted"  method and dilutive  potential  common  shares.  Potentially dilutive securities include warrants,  convertible stock,  restricted shares, and contingently issuable shares.

IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 4 INDEBTNESS TO A RELATED PARTY AND RELATED PARTY TRANSACTION

The company received a shareholder loan during the development period of $ 4,000  this loan is not interest bearing and has no fixed terms for repayment. The balance of payable to a related party as of May 31, 2011 was $ 7,513.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

NOTE 5 COMMON STOCK

The company is currently issuing only one class of Common Stock, this has been issued at two different prices since inception.

The initial offering of Common Stock was done at inception; there were 300,000 shares issued at $0.01 per share ($ 3,000). The second offering which occurred through August 31, 2010 , raised 130,000 for $0.10 per share ( $ 13,000) . The third offering was done on September 27, 2010 and the Company issued 50,000 shares for $ $ 0.10 per share ( $ 5,000)

The authorized share capital of the Company consists of 75,000,000 shares of common stock with $ .001 par value. As of May 31 and August 31, 2010, the Company has 755,000 and 705,000 shares of common stock issued and outstanding, respectively.

NOTE  6 INCOME TAXES

The company hasn’t completed an entire fiscal year to this point, so no assumptions can be made to tax liability, losses, carryforwards, etc.  Management does project a 35% tax rate will be applied to earnings, and as the company is still in the development stage, management does project that there will be a net (loss) for the year alleviating any tax liability.

NOTE 7 GOING CONCERN

Future  issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its  operations  and  continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The  financial  statement of the Company have been  prepared  assuming  that the Company  will  continue  as a going  concern,  which  contemplates,  among other things,  the  realization of assets and the  satisfaction  of liabilities in the normal course of business.  The Company has incurred  cumulative net losses of $ 57,465 since its inception and requires capital for its contemplated operational and  marketing  activities  to  take  place.  The  Company's  ability  to  raise additional capital through the future issuances of common stock is unknown.  The obtainment of additional financing,  the successful development of the Company's contemplated  plan  of  operations,  and  its  transition,  ultimately,  to  the attainment  of profitable  operations  are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements  of the Company do not include any  adjustments  that may result from the outcome of these aforementioned uncertainties.

NOTE 8 . COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the periods ended May 31, 2011 and August 31, 2010.

NOTE 9 SUBSEQUENT TRANSACTION

Subsequent Event - The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855.  The Company is not aware of any subsequent events  which would require recognition or disclosure in the financial statements.

Stan J.H. Lee, CPA

2160 North Central Rd.  Suite 203 tFort Lee tNJ 07024
P.O. Box 436402 tSan Ysidrot CA 92143-9402

619-623-7799 tFax 619-564-3408 t E-mail) stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
RJD Green Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of RJD Green Inc.  as  of December 31 and August 31, 2010, and the related statements of operation, shareholders'  equity (deficit) and  cash  flows for the 4-months and the fiscal year ended December 31,  2010 and August 31, 2010, respectively and the cumulative period from September 1 , 2009 ( inception date) to December 31, 2010. These   financial   statements  are  the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based  on our audit.

We conducted our audit in accordance with the standards of the  Public  Company Accounting  Oversight  Board (United States). Those standards require that  we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements  are  free  of material  misstatement. The Company is not required to have,  nor were we  engaged  to perform, an audit of its internal control over financial  reporting.  An  audit includes consideration of internal control over  financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances, but  not  for the purpose of expressing an opinion  on  the  effectiveness of the Company's internal control over financial reporting. Accordingly,  we  express  no  such  opinion. An audit includes examining, on a test basis, evidence supporting the  amounts and disclosures in the  financial  statements.  An  audit also includes assessing  the  accounting principles
used and significant estimates  made  by  management,  as  well   as evaluating the  overall  financial  statement presentation. We believe that our audit  provides a reasonable basis for our opinion.

In our opinion, the financial statements  referred  to above present fairly, in all material respects, the financial position of RJD Green Inc. as of December 31 and August 31, 2010 and the results of its operation  and  its  cash flows for the periods aforementioned in conformity with U.S. generally accepted accounting principles.

The financial  statements  have  been  prepared  assuming that the Company will continue  as a going  concern. As  discussed in the note to  the  financial statements, the Company has not established  any source of revenue to cover its operating costs and losses from  operations raises substantial  doubt  about its ability  to  continue  as  a going  concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
March 31, 2011
Fort Lee, NJ

RJD Green Inc. ( a Development Stage Company) Balance Sheet

	As of
	December 31, 2010	August 31, 2010
Assets:

Current Assets:

Cash	$1,812	$11,771

Total Assets	$1,812	$11,771

Liabilities and Shareholders' Equity:

Current Liabilities:

Accrued expense	$2,500	$2,500
Payable to a related party	3,513	3,513
Total Liabilities	6,013	6,013

Shareholders' Equity;

Common Stock, 75,000,000 shares authorized ( par value $.001) and 755,000 shares issued and outstanding as of December 31, 2010 and 705,000 shares issued and outstanding August 31, 2010	755	705
Paid in capital	47,745	42,795
Deficit during the development Stage	(52,701)	(37,742)
	(4,201)	5,758
Total Liabilities and Shareholders' Equity	$1,812	$11,771

The accompanying notes are an integral part of these financial statements.

RJD Green Inc. ( a Development Stage Company) Statement of Operations

	4-months period ended December 31, 2010		From September 10, 2009 ( the date of inception) to August 31, 2010, fiscal year- end	Cumulative from Sept 10, 2009 (the date of inception) to December 31, 2010

Revenue	$-		$-	$-

Operating Expenses:

Organization Fees	-		2,938	2,938
Filing Fees	362		423	785
Legal and audit	3,532		2,800	6,332
Professional Services	10,965		4,035	15,000
Service Paid in Stock			27,500	27,500
Bank Fees	100		46	146
	14,959		37,742	52,701
Total Operating Expenses:	14,959		37,742	52,701
Income ( Loss) before income taxes	(14,959)		(37,742)	(52,701)

Provision for income taxes	-		-

Net loss	$(14,959)		$(37,742)	$(52,701)

Net loss per share ( basic and diluted)	$(0.06	20)	$(0.118)	$(0.131)
Weighted average common shares ( basic and diluted)	743,934		319,803	403,379

The accompanying notes are an integral part of these financial statements.

RJD Green Inc. ( a Development Stage Company) Statement of Shareholders' Equity From September 10, 2009 ( the date of inception) to December 31, 2010

Pre-Inception Balance	-	$-	$-	$-	$-

Common Stock Issued for Cash
$.01 per share, Oct 2009	200,000	200	1,800	-	2,000
Stock issued for service, April 2010	275,000	275	27,225	-	27,500
Common Stock Issued for Cash
$.01 per share., May 2010	100,000	100	900		1,000

Common Stock Issued for Cash
$.10 per share, August 2010	130,000	130	12,870	-	13,000

Net Loss for the Period	-	-	-	(37,742)	(37,742)

Balance as of August 31, 2010	705,000	705	42,795	(37,742)	5,758

Common stock issued for Cash @ $.10 per share, Sept 2010	50,000	50	4,950		5,000

net loss for the period				(14,959)	(14,959)

Balance as of December 31, 2010	755,000	$755	$47,745	$(52,701)	$(4,201)

The accompanying notes are an integral part of these financial statements.

RJD Green Inc. ( a Development Stage Company) Statement of Cash Flows

	4-months period ended December 31, 2010	From September 10, 2009 (the date of inception) to August 31, 2010	Cumulative from Sept 10, 2009 (the date of inception) to December 31, 2010
Cash Flows From
Operating Activities	-	-	-

Net loss	$(14,959)	$(37,742)	$(52,701)

Adjustments to reconcile net income (loss) to net cash (used in) operations
Depreciation		-
Common stock issued for service rendered	-	27,500	27,500

Changes in operating assets and liailities		-
Increase (decrease) in accrued expense	-	2,500	2,500

Net Cash provided by (used in) operations	(14,959)	(7,742)	(22,701)

Cash Flows From
Investing Activities

Net cash provided by investing activities	-	-	-

Cash Flows From
Financing Activities

Issuance of Common Stock for Cash	5,000	16,000	21,000
Borrowing from a related party	-	3,513	3,513

Net cash provided by financing activities	5,000	19,513	24,513
Net increase (decrease)	(9,959)	11,771	1,812
Cash at the Beginning of the Period:	11,771	-	-

Cash at the End of the Period	$1,812	$11,771	$1,812

Supplemental Disclosures of
Noncash investing and financiaing activities:
Common stock issued for services rendered	$-	$27,500	$27,500
Cash Flow Information

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

RJD GREEN INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

RJD Green Inc. (the "Company") was incorporated  under the laws of the State of Nevada  on September 10, 2009 and has been inactive since inception. The Company intends to serve as an Internet based e-commerce venture.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company has not earned any  revenue  from  operations  since  inception. Accordingly, the  Company's  activities  have been  accounted for as those of a "Development  Stage  Enterprise"  as set  forth in ASC 915,  "Development  Stage Entities."  Among the disclosures required by ASC 915, are that the Company’s financial  statements be identified as those of a development stage company, and that the statements of operations,  stockholders' equity and cash flows disclose  activity  since the date of the Company's  inception.  The Company has elected a fiscal year ending on August 31.

The interim audited financial statements included in this document have been prepared on the same basis as the  annual financial statements and in management's opinion, reflect all adjustments, including normal recurring  adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods presented.

The preparation of financial statements in conformity with accounting principles generally  accepted in the United States of America requires  management to make estimates  and  assumptions  that affect the amounts  reported in the  financial statements  and  accompanying  notes.  Actual  results  could  differ from those estimates.

The Company's financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred losses, which raises  substantial doubt about the Company's ability to continue as a going  concern. The accompanying financial  statements do not include any adjustments relating to the recoverability and classification of asset carrying  amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a August 31 year-end.

USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting  principles  accepted  in  the  United  States  of  America  requires management to make estimates and assumptions that affect the reported amounts of assets and  liabilities  and disclosure of contingent  assets and liabilities at the date of the financial  statements  and the reported  amounts of revenues and expenses  during  the  reporting  period.  In the  opinion  of  management,  all adjustments  necessary in order to make the financial  statements not misleading have been included. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In April 2009,  the FASB issued FASB ASC  825-10-50 and FASB ASC 270 ("FSP 107-1 AND APB 28-1 Interim  Disclosures  About Fair Value Of Financial  Instruments"), which  increases the frequency of fair value  disclosures  to a quarterly  basis instead of on an annual basis.  The guidance  relates to fair value  disclosures for any financial  instruments  that are not currently  reflected on an entity's balance  sheet at fair value.  FASB ASC 825-10-50 and FASB ASC 270 are effective for interim and annual  periods ending after August 31, 2010. The adoption of FASB ASC  825-10-50  and FASB ASC 270 did not have a  material  impact on  results of operations, cash flows, or financial position.

CASH EQUIVALENTS

The Company  considers  all highly  liquid  investments  with  maturity of three months or less when purchased to be cash equivalents.
REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured.   Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.
STOCK-BASED COMPENSATION

We account for non-employee stock-based compensation in accordance with ASC  718 and ASC Topic 505 ("ASC  505"). ASC 718 and ASC 505 require that we recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

INCOME TAXES

Income Taxes - The Company accounts for its income taxes under the provisions of FASB-ASC-10  "Accounting  for Income Taxes." This statement  requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes  reflect the net tax effects of temporary  differences  between the carrying amounts of assets and liabilities for financial  reporting purposes and the amounts used for income tax reporting  purposes,  at the applicable  enacted tax rates. The Company provides a valuation  allowance  against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.  There were no current or deferred  income tax expenses or benefits  due to the Company not having any material  operations  for the period from September 10, 2009 (Inception) through December 31, 2010.

BASIC EARNINGS (LOSS) PER SHARE

Earnings per share is computed in  accordance  with the  provisions of Financial Accounting  Standards (FASB) Accounting  Standards  Codification (ASC) Topic 260 (SFAS No.  128,  "Earnings  Per  Share").  Basic net income  (loss) per share is computed using the  weighted-average  number of common shares outstanding during the period.  Diluted  earnings per share is computed using the  weighted-average number of common  shares  outstanding  during the period,  as  adjusted  for the dilutive effect of the Company's outstanding  convertible shares using the "if converted"  method and dilutive  potential  common  shares.  Potentially dilutive securities include warrants,  convertible stock,  restricted shares, and contingently issuable shares.

IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 3 INDEBTNESS TO A RELATED PARTY AND RELATED PARTY TRANSACTION

The company received a shareholder loan during the development period of $3,513; this loan is not interest bearing and has no fixed terms for repayment.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

NOTE 4 COMMON STOCK

The company is currently issuing only one class of Common Stock, this has been issued at two different prices since inception.

The initial offering of Common Stock was done at inception; there were 300,000 shares issued at $0.01 per share ($ 3,000). The second offering which occurred through August 31, 2010, raised 130,000 for $0.10 per share ( $ 13,000) . The third offering was done on September 27, 2010 and the Company issued 50,000 shares for $ $ 0.10 per share ( $ 5,000)

The authorized share capital of the Company consists of 75,000,000 shares of common stock with $ .001 par value. As of December 31 and August 31, 2010, the Company has 755,000 and 705,000 shares of common stock issued and outstanding, respectively.

NOTE 5 INCOME TAXES

The company hasn’t completed an entire fiscal year to this point, so no assumptions can be made to tax liability, losses, carryforwards, etc.  Management does project a 35% tax rate will be applied to earnings, and as the company is still in the development stage, management does project that there will be a net (loss) for the year alleviating any tax liability.

NOTE 6 GOING CONCERN

Future  issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its  operations  and  continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The  financial  statement of the Company have been  prepared  assuming  that the Company  will  continue  as a going  concern,  which  contemplates,  among other things,  the  realization of assets and the  satisfaction  of liabilities in the normal course of business.  The Company has incurred  cumulative net losses of $ 25,201 since its inception and requires capital for its contemplated operational and  marketing  activities  to  take  place.  The  Company's  ability  to  raise additional capital through the future issuances of common stock is unknown.  The obtainment of additional financing,  the successful development of the Company's contemplated  plan  of  operations,  and  its  transition,  ultimately,  to  the attainment  of profitable  operations  are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements  of the Company do not include any  adjustments  that may result from the outcome of these aforementioned uncertainties.

NOTE 7. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the periods ended December 31 and August 31, 2010.

NOTE 8 SUBSEQUENT TRANSACTION

Subsequent Event - The Company has performed an evaluation of subsequent  events in accordance with ASC Topic 855.  The Company is not aware of any  subsequent  events  which would require recognition or disclosure in the financial statements.

Prospectus
_______________________

RJD Green, Inc.
1560-1 Newbury Rd. #514
Newbury Park, CA 91324
818-428-1300 telephone

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

    The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$7.54
Blue Sky fees and expenses	500.00
Legal fees and expenses	1,000.00
Accounting fees and expenses	5,000.00
Total	$6,507.54

Item 14.  Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct .

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing RJD GREEN, INC., in July, 2010, Robert Kepe was issued 275,000 shares of restricted common stock in exchange for services, the business plan of RJD GREEN, INC., and RJD GREEN, INC.’s web site and domain name. Mr. Kepe provided services valued at approximately $2,750 and was, in lieu of cash compensation, provided stock at par value of $.01. On October 20, 2009 Alliance Real Estate Development purchased 200,000 shares at $.01 per share. On May 24, 2010, Robert Kepe purchased 100,000 shares at $.01. Mr. Kepe and Alliance have provided services, real estate, and resources to the company. In order to further capitalize the Company and to keep the Company’s liabilities low, Alliance Real Estate purchased 50,000 shares at $.10 per share for a total of $5,000 on September 27, 2010. Those shares are not registered herein

The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

Additionally, 130,000 shares were issued to various persons for consideration totaling $13,000 in reliance on the exemption under Rule 505 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All investors received a Private Placement Memorandum dated April 20, 2010. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

Shareholder Name	Shares Owned Prior to Offering	Shares of common stock owned after offering
Alliance Real Estate Development(1)	351,000	50,000
Mary Kepe(2)	1,000	0
Robert Kepe(3)	375,000	0
Brady Andersen	1,500	0
Kanan Andresen	1,500	0
Richard N. Vang(4)	200	0
Anita Vang (4)	200	0
Lei Full Vang (4)	200	0
FelominaChapple	1000	0
Rodolfo Chapple	200	0
Michele C. Lee (4)	200	0
BouachineSouvannaVong (4)	200	0
Frederick K. Lee	200	0
Maylo Lee	200	0
Jonathan Lee (4)	1,000	0
Stephany Lee (4)	1,000	0
Richard Lee (4)	1,000	0
Nhia Lee (4)	1,000	0
Pheng Lee (4)	1,000	0
AnousoneSisomseunh	200	0
KeomanySisomseunh	200	0
Thor Lee (4)	1,000	0
Ada MaomeeXiong	1,000	0
Yia Ly	500	0
KaJoua Y. Kha	1,000	0
Yeu Yang Ly	500	0
Yengnong Ly	1,000	0
Toufu Yang	1,000	0
Mai Lor	1,000	0
Winchester Investments (5)	10,000	0
TOTAL	755,000	50,000

(1)	Alliance Real Estate is solely owned by our sole officer and director Robert Kepe.

(2)	Mary Kepe is the wife of Robert Kepe.

(3)	Robert Kepe is our sole officer and director.

(4)	These shareholders are the in-laws of our sole officer and director, Robert Kepe.

(5)	Winchester Investments, LLC is managed by David Utley.

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name
1.1	Subscription Agreement
3.1	Certificate of Incorporation
3.2	By-Laws
4.1	Specimen Stock Certificate
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality
10.1	Loan Agreement with Robert Kepe
23.1	Consent of Stan J.H. Lee

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17.Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Newbury Park, CA, on  June 20, 2011.

RJD Green, Inc.

/s/	Robert Kepe
Robert Kepe,
President, Chief Executive Officer,
Treasurer and Principal Financial
Officer

    In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Robert Kepe	President, Treasurer and Director (Principal Executive, Financial and	June 20, 2011.
Robert Kepe	Accounting Officer)

/s/ Robert Kepe	Vice President and Secretary	June 20, 2011.
Robert Kepe

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

RJD GREEN, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION
1.1	Subscription Agreement	Previously filed
3.1	Certificate of	Previously filed Incorporation and Amendment
3.2	By-Laws	Previously filed
4.1	Stock Certificate Specimen	Previously filed
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously filed
10.1	Loan Agreement with	Previously filed Robert Kepe
23.1	Consent of Stan J.H. Lee	Filed herewith